                                                                    EXHIBIT 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Williams Communications Group, Inc. 1999 Stock Plan of our report dated February 28, 2001, with respect to the consolidated financial statements and schedules of Williams Communications Group, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                            Ernst & Young LLP

Tulsa, Oklahoma
July 26, 2001